THIRTEENTH AMENDMENT TO AMENDED AND RESTATED
                      REVOLVING LOAN AND SECURITY AGREEMENT

     THIS THIRTEENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING LOAN AND SECURITY AGREEMENT (the "Amendment") is entered into as of November 17, 2003, by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation ("Borrower"), and CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation ("Lender"). Except for terms which are expressly defined herein, all capitalized terms used herein shall have the meaning subscribed to them in the Loan Agreement (as defined below).

                                    RECITALS

     WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Revolving Loan and Security Agreement dated as of December 29, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement").

     WHEREAS, Borrower desires to amend the terms of the Loan Agreement.

     WHEREAS, Lender is willing to amend the Loan Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. Amendment to the Loan Agreement.

   A.     Subsection (d) of the definition of "Eligible  Borrower  Inventory" in
          Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           "(d) Intentionally Deleted";


   B.     Subsection (d) of the definition of "Eligible  Caldwell  Inventory" in
          Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:


                           "(d) Intentionally Deleted";



   C.     Subsection (d) of the definition of "Eligible Fox Valley Inventory" in
          Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           "(d) Intentionally Deleted";

   D. Section 2.4(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (a) Lender is making a Term Loan to Borrower in the original principal amount of $6,500,000. The Term Loan is (a) evidenced by a Term Loan promissory note in such original principal amount to be duly executed and delivered by Borrower to Lender on the date of such borrowing; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Loan promissory note, and the other Financing Agreements and (c) secured by all of the Collateral. The principal amount of the Term Loan shall be repaid in forty-eight (48) consecutive monthly installments (or earlier as provided herein) payable on the first day of each month commencing [December 1, 2003], of which the first forty-seven (47) installments shall each be in the amount of $135,417 and the last installment shall be in the amount of the entire unpaid balance of the Term Loan and shall be payable on the Renewal Date.


II. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the "Effective Date") when Borrower shall satisfy all of the following conditions:

         A. Amendment. Borrower and Lender shall have duly executed and delivered this Amendment.

         B. Amended and Restated Term Note. Borrower shall have delivered to Lender a fully executed Amended and Restated Term Note, in form and substance satisfactory to Lender.

         C. Additional Matters. Lender shall have received such other certificates, opinions, UCC financing statements, documents and instruments relating to the obligations or the transactions contemplated hereby as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents and all legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Lender.

III. Covenants. Within thirty (30) days following the Effective Date, Borrower shall deliver to Lender a fully executed copy of a Mortgage Modification with respect to each existing Mortgage on Borrower's owned Real Estate, in form and substance satisfactory to Lender, and with respect to all existing title policies insuring Lender's Lien on the Mortgaged Real Property, endorsements issued by the Title Company insuring that Lender's Lien (and the priority thereof) is not impacted by this Agreement.

Notwithstanding the occurrence of the Effective Date, the effect of the Amendment set forth in Article I above shall be revoked, terminated and be of no further force or effect if such requirements set forth in Article III above shall not have been met within the time period set forth above.


IV. Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower represents and warrants to Lender, upon the effectiveness of this Amendment, which representations and warranties shall survive the execution and delivery of this Amendment, that:

               A. Borrower is a corporation duly organized, validly existing and
               in  good   standing   under   the  laws  of  the   state  of  its
               incorporation;

               B. the execution, delivery and performance of this Amendment by Borrower are within its corporate powers and have been duly authorized by all necessary corporate action; and

               C. this Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity.


V. Miscellaneous.

     A. Effect; Ratification. The amendments set forth herein are effective solely for the purpose set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or of any other Financing Agreements or (ii) prejudice any right or rights that Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Financing Agreements. Each reference in the Loan Agreement to "this Agreement", "herein", "hereof" and words of like import and each reference in the other Financing Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Loan Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Agreement and each other Financing Agreement, except as herein amended or waived, are hereby ratified and confirmed and shall remain in full force and effect.

     B. Costs and Expenses. Borrower shall pay to Lender on demand all reasonable out-of-pocket costs, expenses, title fees, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Amendment, the Loan Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording and title insurance taxes and fees, if applicable); (b) costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Amendment, the Loan Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and (g) the fees and disbursements of counsel (including legal assistants) to Lender in connection with the foregoing.

     C. Certain Waivers; Release. Although Borrower does not believe that it has any claims against Lender, it is willing to provide Lender with a general and total release of all such claims in consideration of the benefits which Borrower will receive pursuant to this Amendment. Accordingly, Borrower for itself and any successor of Borrower hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Lender and its respective officers, directors, agents and counsel (each a "Released Party") from any and all actions, causes of action, suits, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, in law, admiralty or equity, which Borrower ever had, now has or hereafter can, shall or may have against any Released Party for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Amendment.

     D. Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together constituting one and the same instrument.

     E. Severability. Any provision contained in this Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

     F. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                  [remainder of page intentionally left blank]

         [Signature Page to Thirteenth Amendment To Amended And Restated

                     Revolving Loan And Security Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                            CONGRESS FINANCIAL CORPORATION (CENTRAL)


                             By
                             Name:
                             Title:

                             KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                             By
                             Name:
                             Title:


                                     CONSENT

     By Guarantee dated September 27, 1996 (as amended, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Guaranteed Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Thirteenth Amendment to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith.

                                               SHERMAN WIRE COMPANY


                                               By
                                               Name:
                                               Title:



                                     CONSENT

By Confirmation Agreement dated September 27, 1996, relating to that Amendment, Ratification and Confirmation of Secured Guaranty Agreement dated December 29, 1995, relating to, among other things the Secured Guaranty Agreement dated October 16, 1987 (collectively, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Thirteenth Amendment to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith.

                             SHERMAN WIRE OF CALDWELL, INC.


                                               By
                                               Name:
                                               Title:


                                     CONSENT

     By Confirmation Agreement dated September 27, 1996, relating to that Guarantee and Waiver and Rider No. 1 to Guarantee and Waiver, each dated December 30, 1993 (as amended, collectively, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Thirteenth Amendment to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith.

                                               FV STEEL AND WIRE COMPANY


                                               By
                                               Name:
                                               Title: